Exhibit 10(b)

THIRTEENTH AMENDMENT TO THE

BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Bank of America Corporation (“Bank of America”) and certain of its subsidiary corporations (collectively with Bank of America, the “Participating Employers”) maintain the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, Bank of America desires to amend the Plan to provide for the cessation of additional benefit accruals under the Plan with respect to compensation and service for periods beginning after December 31, 2002; and

WHEREAS, the Compensation Committee of the Board of Directors of Bank of America has authorized and approved said amendments to the Plan in accordance with the provisions of Article VI of the Plan;

NOW, THEREFORE, Bank of America does hereby declare that the Plan is hereby amended effective as of the date hereof by the addition of Exhibit C to the Plan in the form attached to this instrument.

IN WITNESS WHEREOF, Bank of America has caused this instrument to be executed by its duly authorized officer on the 10th day of December, 2002.

BANK OF AMERICA CORPORATION

By:	/s/ STEELE ALPHIN
	Name:	Steele Alphin
	Title:	Corporate Personnel Director

EXHIBIT C

BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Cessation of Benefit Accruals

1.    Background; Provisions Controlling.    The Participating Employers have determined to cease additional benefit accruals under the Plan with respect to Compensation and Creditable Service for periods beginning after December 31, 2002. The purpose of this Exhibit is to set forth the terms and conditions of such cessation of benefit accruals, including without limitation setting forth (i) the methodology for determining the amount of benefits accrued under the Plan as of December 31, 2002 for the Affected Participants (the “Frozen Plan Benefits”) and (ii) the terms and provisions for the payment of such Frozen Plan Benefits following a subsequent separation from Service with the Participating Employers. The provisions of this Exhibit shall control notwithstanding any provision of the Plan to the contrary.

2.    Affected Participants.    The Participants subject to the provisions of this Exhibit (the “Affected Participants”) are all Participants in the Plan who are in Service with the Participating Employers as of December 31, 2002. All other Participants (including, without limitation, those in pay status under the Plan as of December 31, 2002) shall have their Plan benefits determined and paid in accordance with the provisions of the Plan without regard to this Exhibit.

3.    Amount of Frozen Plan Benefits as of December 31, 2002.

(a)    General.    An Affected Participant’s Frozen Plan Benefit as of December 31, 2002 shall be expressed as a monthly retirement benefit in the form of a Joint and Seventy-Five Percent (75%) Annuity commencing as of the first day of the month after the later of age sixty (60) or the Participant’s attained age as of December 31, 2002 (the Affected Participant’s “Normal Retirement Date” for purposes of this Exhibit) in an amount equal to (i) the amount of the Affected Participant’s Frozen Target Retirement Benefit determined in accordance with Section 3(b) of this Exhibit minus (ii) the amount of the Affected Participant’s Frozen Assumed Retirement Benefit determined in accordance with Section 3(c) of this Exhibit.

(b)    Frozen Target Retirement Benefit.    An Affected Participant’s “Frozen Target Retirement Benefit” means the Affected Participant’s Target Retirement Benefit determined as of December 31, 2002 based on the Affected Participant’s Compensation and Creditable Service earned through December 31, 2002; provided, however, that for purposes of determining an Affected Participant’s Compensation earned through December 31, 2002, the amount taken into account as the Affected Participant’s Bonus earned for 2002 shall be the Affected Participant’s target Bonus for 2002 without regard to the actual amount of Bonus awarded for 2002. In that regard, the amount of the target Bonus for 2002 shall be determined prior to any application of the schedule under the Corporation’s Equity Incentive Program (pursuant to which a percentage of the Bonus actually awarded is provided in the form a grant of restricted stock shares or units under the Corporation’s management stock plan).

(c)    Frozen Assumed Retirement Benefit.    An Affected Participant’s “Frozen Assumed Retirement Benefit” means the Affected Participant’s Assumed Retirement Benefit determined as of December 31, 2002, subject to the following:

(i)	All retirement benefits considered as part of the Assumed Retirement Benefit under the Plan, other than Social Security Benefits, shall be expressed as an actuarially equivalent Joint and Seventy-Five Percent (75%) Annuity commencing at the Affected Participant’s Normal Retirement Date.

(ii)	The amount of all retirement benefits considered as part of the Assumed Retirement Benefit under the Plan (including without limitation any Assumed Retirement Benefit related to the Boatmen’s SERP for any Affected Participant’s with benefits accrued under that plan) shall be determined without regard to any compensation or service for periods beginning after December 31, 2002; provided, however, that for purposes of determining the amount of an Affected Participant’s “Pension Account” under the Retirement Plan and “Restoration Account” under the ERISA Supplemental Plan as of December 31, 2002, the balances in those accounts shall be determined as of November 22, 2002 and shall be increased for (A) compensation credits to be received under those plans during the period from November 23, 2002 through December 31, 2002 plus (B) interest at the rate specified in Section 6 of this Exhibit for the period from November 23, 2002 through December 31, 2002.

(iii)	The determination of an Affected Participant’s Social Security Benefits as of December 31, 2002 shall be determined pursuant to a methodology consistent with past administrative practices under the Plan for determining the amount of Social Security Benefits.

4.    Payment of Frozen Plan Benefits.

(a)    Normal Form of Payment.    Payment of an Affected Participant’s Frozen Plan Benefit shall be in the form of a Joint and Seventy-Five Percent (75%) Annuity if the Affected Participant is married on the date of separation from Service, or an actuarially equivalent Ten-Year Certain and Life Annuity if the Affected Participant is not married on the date of separation from Service.

(b)    Commencement.    Subject to the provisions of Section 4(c) of this Exhibit, payment of an Affected Participant’s Frozen Plan Benefit shall commence in the applicable normal form of annuity as of the first day of the month following the date of the Affected Participant’s separation from Service, subject to the following adjustments for early or late commencement:

Adjustments for Early Commencement.    If an Affected Participant’s Frozen Plan Benefit is to commence before the Affected Participant’s Normal Retirement Date, then the amount of the Frozen Plan Benefit shall be actuarially reduced to reflect the early commencement of such benefits.

Adjustments for Late Commencement.    If an Affected Participant’s Frozen Plan Benefit is to commence after the Affected Participant’s Normal Retirement Date, then the amount of the Frozen Plan Benefit shall be actuarially increased to reflect the delayed commencement of such benefits.

(c)    Optional Forms of Payment.    An Affected Participant may elect in accordance with the provisions of this subparagraph (c) one of the following optional forms of payment for the Affected Participant’s Frozen Plan Benefit:

(i)    a single lump sum payment;

(ii)    five (5) annual installments; or

(iii)    ten (10) annual installments.

The amount of a single lump sum payment shall be determined as follows depending on whether separation from Service occurs before or after the Affected Participant’s Normal Retirement Date:

Separation Before Normal Retirement Date.    If the Affected Participant separates from Service before the Affected Participant’s Normal Retirement Date, the amount of the lump sum payment shall be equal to the actuarially equivalent present value of the Affected Participant’s Frozen Plan Benefit determined as of the date of separation from Service assuming the Affected Participant’s Frozen Plan Benefit is payable in the form of a deferred annuity commencing at the Participant’s Normal Retirement Date.

Separation On or After Normal Retirement Date.    If the Affected Participant separates from Service on or after the Affected Participant’s Normal Retirement Date, the amount of the lump sum payment shall be equal to the actuarially equivalent present value of the Affected Participant’s Frozen Plan Benefit determined as of the date of separation from Service assuming the Affected Participant’s Frozen Plan Benefit is payable in the form of an immediate annuity.

The amount of installment payments shall be based on the lump sum amount of the Frozen Plan Benefit as set forth above amortized as equal annual payments over the applicable payment period using for such purpose the interest rate specified in Section 6 of this Exhibit.

The single cash payment or initial installment payment, as applicable, shall be made as soon as administratively practicable after the Affected Participant’s date of separation from Service, and each subsequent installment payment (if applicable) shall be made on or around the anniversary of the first payment date.

An election for an optional form of payment under this subparagraph shall become effective on the date that is twelve (12) months (or such lesser period as the Corporation’s Personnel Group may determine in its discretion consistent with the Corporation’s intent that benefits be subject to taxation as and when actually received by the Affected Participant) after the date that the election is made if the Affected Participant remains in Service throughout that period. Any such election shall be made on such form, at such time and pursuant to such procedures as determined by the Personnel Group in its sole discretion from time to time. An Affected Participant may not have more than two (2) payment elections pending under this subparagraph at any one time. If no such election is effective as of the date of the Affected Participant’s separation from Service, payment shall be in the normal form of annuity described above.

5.    Death Benefits.

(a)    Death After Commencement of Benefits.    If an Affected Participant dies after having commenced payment of the Affected Participant’s Frozen Plan Benefit, then payment of any benefits after such death shall be determined in accordance with the method of payment in effect. In that regard, if the Affected Participant was receiving installment payments under Section 4(c) of this Exhibit immediately prior to death, the remaining unpaid installments shall continue to be paid to the Affected Participant’s Beneficiary, unless the Corporation determines to pay the actuarially equivalent present value of the remaining unpaid installments in a single lump sum payment.

(b)    Death Before Commencement of Benefits.    If an Affected Participant dies before having commenced payment of the Affected Participant’s Frozen Plan Benefit, then the actuarially equivalent present value of the Affected Participant’s Frozen Plan Benefit determined as of the date of death shall be payable to the Affected Participant’s Beneficiary in a single lump sum payment as soon as administratively practicable after death. However, the Affected Participant may elect in accordance with such procedures as the Personnel Group may establish from time to time to have such death benefits payable to the Affected Participant’s Beneficiary in five (5) or ten (10) annual installments (with the amount of each installment determined in accordance with the provisions of Section 4 above) or in an actuarially equivalent single life annuity on the life of the Beneficiary.

6.    Actuarial Equivalency.    For purposes of this Exhibit, all determinations of actuarial equivalency shall based on the following mortality and interest assumptions:

Mortality: 1983 GAM Unisex Mortality Table

Interest: 5.48% per annum, compounded annually

For purposes of determining (i) the actuarial adjustment for early or late commencement of an Affected Participant’s Frozen Plan Benefit as set forth in Section 4(b) of this Exhibit and (ii) the actuarially equivalent present value of an Affected Participant’s Frozen Plan Benefit under Section 4(c) or Section 5 of this Exhibit, if the Affected Participant has not attained age fifty (50) as of December 31, 2002, the Affected Participant shall be deemed to have attained age fifty (50) as of the Affected Participant’s birthday occurring during 2002.

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